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8 August 2006

Aircastle Limited
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs

Aircastle Limited (the ‘‘Company’’)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 filed with the U.S. Securities and Exchange Commission (the ‘‘Commission’’) on 8 August 2006 (the ‘‘462(b) Registration Statement’’, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). The 462(b) Registration Statement relates to a registration statement on form S-1, as amended, (Registration No. 333-134669) filed with the Commission on 25 July 2006 (the ‘‘Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the ‘‘Securities Act’’) of an aggregate of 9,090,900 common shares, par value US$0.01 each, of the Company, together with an additional 1,363,635 common shares, par value US$0.01 each, of the Company, subject to an over-allotment option granted to the underwriters by the Company (collectively, the ‘‘Common Shares’’).

For the purposes of giving this opinion, we have examined copies of the 462(b) Registration Statement and the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 8 August, 2006, unanimous written resolutions of the members of the Company dated 27 July 2006, minutes of meetings of the board of directors of the Company held on 23 May 2006, 20 July 2006 and 2 August 2006 and minutes of a meeting of the pricing committee of the board of directors of the Company held on 7 August 2006 (collectively, the ‘‘Minutes’’), the resolutions contained in all of which have been certified by an officer of the Company as having been passed at duly convened, constituted and quorate meetings or by unanimous written resolutions, remaining in full force and effect and not having been rescinded or amended and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the 462(b) Registration Statement, the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

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On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the 462(b) Registration Statement and the Registration Statement, for a price that is at least equal to the par value thereof, which is US$0.01 per Common Share, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm under the caption ‘‘Legal Matters’’ in the prospectus forming a part of the 462(b) Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN